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                                                                   EXHIBIT 21

                           SUBSIDIARIES OF THE REGISTRANT
                               As of December 31, 1994


   In order to clarify the ownership of certain previously reported subsidiary companies of the Registrant listed below, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated in brackets.

                                                               State or
                                                            Sovereign Power
Name of Subsidiary                                          of Incorporation
------------------                                          ----------------

Controladora General Motors, S.A. de C.V.                     Mexico
  Alambrados y Circuitos Electricos, S.A. de C.V. (49%
    owned by subsidiary)                                      Mexico
  DR DE CHIHUAHUA, S.A. de C.V. (49% owned by subsidiary) Mexico Ensamble de Cubiertas Automotrices, S.A. de C.V. (49%
    owned by subsidiary)                                      Mexico
  Rio Bravo Electricos, S.A. de C.V. (49% owned
    by subsidiary)                                            Mexico
  Vestiduras Fronterizas, S.A. de C.V. (49% owned by
    subsidiary)                                               Mexico
  Empresas Ca-Le de Tlaxcala, S.A. de C.V. (43% owned by
    subsidiary and 6% owned by General Motors Corporation)    Mexico
































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